UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2020

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55436	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.03	Material Modification to Rights of Security Holders.
On April 29, 2020, the board of directors (“Board”) of Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”) approved and adopted a Second Amended and Restated Distribution Reinvestment Plan (the “Amended DRIP”).  The Amended DRIP is effective as of May 15, 2020.

The Amended DRIP amends and restates the Company’s Amended and Restated Distribution Reinvestment Plan (the “Plan”) and, among other changes, (i) provides that the Plan may be suspended at any time by majority vote of the Board without prior notice to Plan participants if the Board believes such action is in the best interest of the Company and its stockholders, and (ii) clarifies that the Company may provide notice of any amendment, supplement, suspension or termination of the Plan by including such information in a Current Report on Form 8-K or in its annual or quarterly reports filed with the Securities and Exchange Commission (“SEC”) or in a separate mailing to Plan participants.

The foregoing summary of the amendments in the Amended DRIP is qualified in its entirety by reference to the full text of the Second Amended and Restated Distribution Reinvestment Plan, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein. Except as set forth above, the Amended DRIP did not materially amend the terms of the Company’s prior distribution reinvestment plan.

Item 8.01	Other Events.
Distributions
Given the impact of the COVID-19 outbreak, the Board has decided to make a determination as to the amount and timing of distributions on a monthly, instead of a quarterly, basis until such time that the Company has greater visibility into the impact that the COVID-19 outbreak will have on its tenants’ ability to continue to pay rent on their leases on a timely basis or at all, the degree to which federal, state or local governmental authorities grant rent relief or other relief or amnesty programs applicable to its tenants, the Company’s ability to access the capital markets, and on the United States and worldwide financial markets and economy.
On April 20, 2020, the Board authorized a distribution for the month of April 2020 of $0.035 per share of the Company’s Class A and Class T common stock, less the per share distribution and stockholder servicing fees that are payable with respect to shares of Class T common stock (as such fees are calculated on a daily basis). The distributions for each class of common stock are payable to stockholders of record as of the close of business on April 30, 2020 and will be paid on May 1, 2020. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan.
Amended Share Redemption Program
On April 29, 2020, the Board approved and adopted an Amended and Restated Share Redemption Program (the “Amended Share Redemption Program”).  The Amended Share Redemption Program is effective as of June 1, 2020.
The Amended Share Redemption Program amends and restates the Company’s Share Redemption Program (the “Program”) and, among other changes, replaces the requirement for advance notice of any modification, suspension or termination of the Program with a provision that the Board may amend the terms of, suspend or terminate the Amended Share Redemption Program in its sole discretion if it believes that such action is in the best interest of the Company and its stockholders, and that any material modifications or suspension of the Amended Share Redemption Program will be disclosed to stockholders as promptly as practicable in the Company’s reports filed with the SEC and via its website.  The Amended Share Redemption Program also clarifies the types of stockholders whose share redemption requests are eligible to qualify for the special treatment that may be afforded in event of the death of a stockholder, as well as the process for such redemptions, and extends the time during which notice of any stockholder death must be given in connection with any such redemption requests, from 270 days to 12 months.

The foregoing summary of the amendments in the Amended Share Redemption Program is qualified in its entirety by reference to the full text of the Amended and Restated Share Redemption Program, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. Except as set forth above, the Amended Share Redemption Program did not materially amend the terms of the Company’s prior share redemption program.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Second Amended and Restated Distribution Reinvestment Plan, effective as of May 15, 2020.

99.1	Amended and Restated Share Redemption Program, effective as of June 1, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2020	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

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